UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2011

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 4, 2011, Discovery Communications, Inc. ("Discovery") released its earnings for the quarter ended June 30, 2011. A copy of Discovery's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.    Other Events

Discovery's Board of Directors has approved a $1.0 billion increase to the existing stock repurchase program. Under the program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, as permitted by securities laws and other legal requirements, and subject to market conditions and other factors.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: August 04, 2011	By:	/s/ Bradley E. Singer
Bradley E. Singer
Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 4, 2011